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                                                                    EXHIBIT 23.8



                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors
Innovative Control Systems, Inc.
112 Meyer Road
Nazareth, Pennsylvania  18064

We have audited the accompanying Balance Sheet of Innovative Control Systems, Inc. as of December 31, 1998, and the Statements of Operations, Retained Earnings, Changes in Stockholders' Equity and Cash Flows for the calendar year then ended. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Control Systems, Inc. as of December 31, 1998 and the results of its operations and cash flows for the period then ended in conformity with generally accepted accounting principles.


                                          /s/DANIEL P. IRWIN AND ASSOCIATES P.C.


Strafford-Wayne, Pennsylvania
September 18, 1999